                                                                    Exhibit 24.2

                                POWER OF ATTORNEY

         Each of the undersigned directors of Allegheny Technologies Incorporated, a Delaware corporation ("ATI"), as of this 10th day of May, 2004, do hereby constitute and appoint Jon D. Walton and Richard J. Harshman, or either one of them, the undersigned's true and lawful attorneys and agents, with full power of substitution and resubstitution in each, to do any and all acts and things in our name and on our behalf in our respective capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either one of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the registration statement of ATI on Form S-3 (File No. 333-113820), including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments, whether pursuant to Rule 462(b) or otherwise) hereto, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or either one of them or any substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.


/s/ H. Kent Bowen
-------------------------
H. Kent Bowen
Director


/s/ John D. Turner
-------------------------
John D. Turner
Director